Exhibit 10.3(B)

Grant ID: RP101219
Attachment F - Contract Amendment

As indicated by the signatures below, the INSTITUTE and the RECIPIENT agree to the following amendments to the CPRIT Contract:

Contract Document F: This Attachment (this “Attachment”), dated as of May 11, 2017, is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) effective as of August 1, 2010 by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and Mirna Therapeutics, Inc. (the “RECIPIENT”). A capitalized term used in this Attachment shall have the meaning given the term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control. 1. Consistent with Texas Administrative Code, Title 25, Part 11, 703.13, and because no Grant funds were expended during the RECIPIENT’s fiscal year in which the Contract was terminated, Section 4.01 is hereby restated and amended in its entirety as follows: Section 4.01 Record Keeping. The RECIPIENT, each Collaborator and each Contractor whose costs are funded in all or in part by the Grant shall maintain or cause to be maintained books, records, documents and other evidence (electronic or otherwise) pertaining in any way to its performance under and compliance with the terms and conditions of this Contract (“Records”). The RECIPIENT, each Collaborator and each Contractor shall use, or shall cause the entity which is maintaining such Records to use generally accepted accounting principles in the maintenance of such Records, and shall retain or require to be retained all of such Records for a period of three (3) years from the Termination Date of the Contract. 2. Consistent with Texas Administrative Code, Title 25, Part 11, 703.13, and because no Grant funds were expended during the RECIPIENT’s fiscal year in which the Contract was terminated, Section 4.02 is hereby restated and amended in its entirety as follows: Section 4.02 Audits. Upon request and with reasonable notice, the RECIPIENT, each Collaborator and each Contractor whose costs are charged to the Project shall allow, or shall cause the entity which is maintaining such items to allow, the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts for the State of Texas, to review, inspect, audit, copy or abstract all of its Records during regular working hours. Acceptance of funds directly under the Contract or indirectly through a subcontract under the Contract constitutes acceptance of the authority of the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts, to conduct an audit or investigation in connection with those funds for a period of three (3) years from the Termination Date of the Contract. Notwithstanding the foregoing, any RECIPIENT expending $500,000 or more in federal or state awards during its fiscal year shall obtain either an annual single audit or a program specific audit. A RECIPIENT expending funds from only one federal program (as listed in the Catalog of Federal Domestic Assistance (CFDA)) or one state program may elect to obtain a program specific audit in accordance with Office of Management and Budget (OMB) Circular A-133 or with the State of Texas Uniform Grant Management Standards (UGMS). A single audit is required if funds from more than one federal or state program are spent by the RECIPIENT. The audited time period is the RECIPIENT’s fiscal year, not the INSTITUTE funding period. 3. Section 4.07 is revised by adding the following paragraph to the end of Section 4.07: “Following good faith negotiations, INSTITUTE and RECIPIENT agree that in light of special circumstances, RECIPIENT shall repay the INSTITUTE $5,000,000.00 of Grant proceeds (the “Payment”) within 5 business days following the date of this Attachment and INSTITUTE and RECIPIENT agree to the immediate and automatic termination of Section 4.07 immediately upon the Payment by RECIPIENT. INSTITUTE and RECIPIENT agree that as of the date of this Attachment, RECIPIENT has fulfilled all obligations to INSTITUTE under Section 4.07 as

Grant ID: RP101219
Attachment F - Contract Amendment

of such date and has no liability, obligations, or any other commitments to INSTITUTE under Section 4.07.” 4. INSTITUTE and RECIPIENT agree to incorporate herein by reference the letter dated May 11, 2017 Re: Agreement and Resolution of Negotiations regarding Cancer Research Grant Contracts by and between the Cancer Prevention and Research Institute of Texas and Mirna Therapeutics, Inc., as uploaded into CGMS Ad Hoc Documents May 11, 2017 to this Attachment F-4.

Description: To amend Section 4.01 Record Keeping, Section 4.02 Audits and Section 4.07 of the Contract. Incorporate by reference the letter dated May 11, 2017 Re: Agreement and Resolution of Negotiations regarding Cancer Research Grant Contracts by and between the Cancer Prevention and Research Institute of Texas and Mirna Therapeutics, Inc., as uploaded into CGMS Ad Hoc Documents May 11, 2017 to this Attachment F-4.

RECIPIENT	INSTITUTE
Mirna Therapeutics, Inc.	Cancer Prevention & Research
ASO Name: DeYoung, Casi	Institute of Texas
Submitted Date: 11 May 2017	CEO Name: Roberts, Wayne
Approved Date: 11 May 2017